Exhibit 99

Jefferson Pilot Reports 10 Percent Increase in Second-Quarter Earnings Per Share
 Before Realized Investment Gains, 18 Percent Increase in Net Income Per Share

    GREENSBORO, N.C., July 28 /PRNewswire/ -- Jefferson-Pilot Corporation (NYSE: JP), parent of the Jefferson Pilot Financial companies and one of the nation's leading providers of universal and variable universal life insurance and annuities, today reported results for the second quarter of 2003. Jefferson Pilot earned $0.89 per share before realized investment gains in the quarter, up 10 percent from second-quarter 2002 earnings before realized gains of $0.81. Net income per share for the second quarter of 2003 increased 18 percent to $0.98, including net realized investment gains of $0.09 per share, versus net income per share of $0.83 in the second quarter of 2002, including net realized investment gains of $0.02.

    For the first six months of 2003, Jefferson Pilot's earnings before realized investment gains increased 9 percent to $1.73 per share from $1.59 per share for the first half of 2002. Net income per share including realized investment gains was $1.74 for the first half of 2003 versus $1.75 for the first half of last year.

    In addition to net income, the company considers earnings before realized investment gains and losses (or "reportable segment results"), a non-GAAP financial measure, to be an important indicator of financial performance. We believe that the combined presentation and discussion of earnings before realized investment gains and losses, together with net income, provides relevant and useful information. Earnings before realized investment gains and losses differs from net income in that it excludes net after-tax realized investment gains and losses.

    All per-share results are on a diluted basis.

    While the second quarter presented a challenging business environment, Jefferson Pilot's results for the period were marked by good asset growth, strong financial discipline, and improving investment performance. Compared with the year-earlier level, total assets at June 30 were up 7 percent to $31.7 billion and stockholders' equity per share grew 14 percent to $27.31. Net unrealized securities gains increased significantly in the second quarter, while bond losses from sales and write-downs declined sharply.

    Jefferson Pilot's Individual Products business earned $74.3 million in the second quarter, compared with $74.8 million in the second quarter of 2002. Year to date, Individual Product earnings grew to $150.3 million from $144.5 million in the first half of 2002. For the second quarter, strong improvement in Individual Products' universal life business, particularly in the area of investment spreads, was offset by a $2.6 million decline in earnings from older blocks of traditional business, primarily reflecting the lower interest rate environment, and by a $2.1 million adverse effect from increased amortization of variable universal life deferred acquisition costs instituted in the third quarter of 2002.

    To enhance understanding of life insurance sales trends, Individual Products' new sales are being presented, beginning this quarter, in two categories, "Individual Markets Excluding Community Banks and BOLI" (or "Individual Markets"), and "Community Banks and BOLI." Historical data using these measures has been provided for comparison over time.

    While annualized new life insurance premium sales from Individual Markets declined slightly in the second quarter versus the prior-year quarter, year-to-date sales grew 17 percent. These sales are indicative of the continuing strong acceptance of Jefferson Pilot's Premier Partnering program in a highly competitive market, and are resulting in good growth of the individual life business base. Through the second quarter of 2003, producers qualifying for Premier Partner status have increased 26 percent over the same period of 2002. At June 30, 2003, average universal life policyholder fund balances were up 8 percent over the year-earlier level. No Community Bank or BOLI sales were recorded in the quarter, reflecting Jefferson Pilot's continuing de-emphasis of those markets in a low interest rate environment.

    Earnings from the Annuity and Investment Products segment increased 11 percent in the quarter to $21.5 million from $19.3 million a year earlier. First-half segment earnings were up 5 percent to $42.7 million versus $40.7 million for the first six months of 2002. These good results for the quarter were due to effective interest spread management, continued low surrender rates, and good fixed annuity fund balance growth. Fixed annuity sales of $132.3 million in the quarter were down substantially from the second-quarter 2002 level of $255.3 million, reflecting Jefferson Pilot's continuing focus on adequate returns in a challenging pricing environment.

    The Benefit Partners group insurance segment earned $12.5 million in the second quarter, even with second-quarter results last year. Year to date, Benefit Partners' earnings were $24.4 million, versus $25.4 million for the first half of 2002. Annualized sales of life, disability, and dental products increased 9 percent for the quarter and 22 percent year to date. Benefit Partners' profitability has been adversely affected this year by unusually high group life insurance claims. While a recently completed consulting report identified no major issues underlying this trend, the report did delineate certain areas of potential improvement, and these are being addressed.

    Jefferson-Pilot Communications' results were excellent for the second quarter, with earnings up 10 percent to $11.6 million compared to $10.5 million in the second quarter of 2002. First-half Communications earnings grew 9 percent to $18.6 million from $17.1 million. Broadcast cash flow for the quarter reached $23.1 million, up 5 percent from $22.1 million in the year-earlier quarter, and increased 5 percent to $38.9 million from $37.1 million for the first half of 2003 and 2002, respectively.

    The Corporate and Other segment benefited in the second quarter from lower interest and operating expenses, and from inter-segment default charges assessed against the operating lines of businesses that increased Corporate and Other segment earnings by $1.6 million in the quarter. Second-quarter earnings before realized investment gains in the Corporate and Other segment increased to $7.1 million from $5.3 million in the second quarter last year. Realized net investment gains for the quarter totaled $13.1 million, reflecting $36.3 million of realized investment gains less $14.1 million of write-downs and losses, before tax and DAC. The level of write-downs and losses was the lowest in seven quarters, a result of significant improvement in the corporate credit environment and proactive portfolio management. Total segment earnings increased to $20.2 million for the quarter, compared to $8.1 million for the second quarter a year ago. For the six months, segment earnings before realized investment gains were $12.3 million, versus $12.5 million last year, and total segment earnings amounted to $13.1 million versus $37.2 million.

    During the second quarter, Jefferson Pilot bought 500,000 of its shares in the open market for a total investment of $20.7 million, bringing year-to-date purchases to a total of 1,500,000 shares at a cost of $58.5 million.

    In reviewing the company's results, Jefferson Pilot CEO David A. Stonecipher observed that, "Jefferson Pilot continues to make good progress in a difficult economic environment. We believe we've managed well through a stressful period in the investment area, and we are seeing very significant improvement in our investment portfolio. Even with the national economy and advertising climate remaining in a pattern of muted growth, Jefferson-Pilot Communications once again turned in excellent performance. Premier Partnering is strengthening our individual life insurance business, with strong sales progress year to date in our key distribution channels and growing policyholder fund balances. The growth we are seeing in the number of Premier Partners creates a tremendous base for sales growth. Attentive spread management has benefited the profitability of our life insurance and annuity businesses in an unprecedented period of declining investment yields, and the recent recovery in bond yields bodes well for the profitability of these businesses. Benefit Partners continues to build a solid and profitable niche in group insurance markets by leveraging its strong capabilities in broker and client service. With Jefferson Pilot's profitability and balance sheet integrity intact, we will continue building our leadership role in the life insurance industry with a continually evolving portfolio of attractive products, the best service available for our distribution partners and clients, and efficiency management second to none."

    Jefferson-Pilot Corporation, a holding company, is one of the nation's largest shareholder-owned life insurance companies. Jefferson Pilot's life insurance and annuity companies, principally Jefferson-Pilot Life Insurance Company, Jefferson Pilot Financial Insurance Company, and Jefferson Pilot LifeAmerica Insurance Company, together known as Jefferson Pilot Financial, offer full lines of individual and group life insurance products as well as annuity and investment products. Jefferson-Pilot Communications Company owns and operates three network television stations and 17 radio stations, and produces and syndicates sports programming. Additional information on Jefferson-Pilot can be found at www.jpfinancial.com.

    In this release, the terms "operating earnings," "earnings," "segment earnings," "earned," and "earnings before realized investment gains or losses," refer to all elements of net income available to common stockholders except realized gains or losses on sales, write-downs, or impairments of investments ("realized investment gains or losses"). Realized investment gains or losses, as defined, are net of related income taxes, and are reported in the Corporate and Other segment.

    This release includes forward-looking statements, and any forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could affect our actual results significantly. These risks and uncertainties include, among others, general economic conditions, the impact on the economy of any further terrorist activities or any U.S. military engagements, and interest rate levels, changes and fluctuations, all of which can impact our sales, investments, and earnings; competitive factors, including pricing pressures, technological developments, new product offerings, and the emergence of new competitors; changes in federal and state taxes; changes in the regulation of the financial services industry; or changes in other laws and regulations and their impact. We undertake no obligation to publicly correct or update any forward-looking statements. Readers are advised to consult any further disclosures we make on related subjects in our press releases and filings with the SEC; in particular, see the section entitled "External Trends and Forward Looking Information," and other sections it may reference, in our most recent 10-K report to the SEC, as it may be updated in our subsequent 10-Q and 8-K reports.






                 Jefferson-Pilot Corporation and Subsidiaries

                                 2003 Report





                                  Three Months Ended        Six Months Ended

                                   June 30,   June 30,    June 30,   June 30,

                                     2003       2002        2003       2002



    Basic earnings per share

     available to common

     stockholders, before gains

     from sale of

     investments               $    0.90    $    0.82    $    1.74   $    1.60



    Gains from sale of

     investments, net of

     income taxes                   0.09         0.02         0.01        0.17



    Basic earnings per share

     available to common

     stockholders              $    0.99    $    0.84    $    1.75   $    1.77



    Diluted earnings per share

     available to common

     stockholders, before gains

     from sale of investments  $    0.89    $    0.81    $    1.73   $    1.59



    Gains from sale of

     investments, net of income

     taxes                          0.09         0.02         0.01        0.16



    Diluted earnings per share

     available to common

     stockholders              $    0.98    $    0.83    $    1.74   $    1.75





    (Dollars in thousands)



    Income available to common

     stockholders, before

     gains from sale of

     investments               $ 127,015    $ 122,428    $ 248,464   $ 240,137



    Gains from sale of

     investments, net of

     income taxes                 13,144        2,845          750      24,708



    Net income available to

     common stockholders       $ 140,159    $ 125,273    $ 249,214   $ 264,845





    Average number of shares

     outstanding             142,038,270  149,370,907  142,419,088 149,733,120



    Average number of shares

     outstanding - assuming

     dilution                143,055,368  151,033,862  143,356,737 151,417,288





    Earnings per share, both basic and diluted, available to common stockholders before gains from sale of investments and income available to common stockholders before gains from sale of investments are non-GAAP measures.  Management believes these non-GAAP measures are relevant and useful information, and they are primary measurements used in assessing the Company's performance.







                  Jefferson-Pilot Corporation and Subsidiaries

                                   (Unaudited)







    Consolidated Balance Sheets (In

    Thousands)                                June 30, 2003      Dec 31, 2002



    Assets:

    Cash and investments                     $  25,268,896     $  24,345,420

    Accrued investment income                      309,535           302,344

    Due from reinsurers                          1,372,686         1,375,341

    Deferred policy acquisition costs            1,577,407         1,524,819

    Value of insurance in force                    429,353           502,498

    Goodwill, net                                  311,894           311,894

    Other assets                                   492,668           462,157

    Separate account assets                      1,915,709         1,784,821



                                             $  31,678,148     $  30,609,294



    Liabilities:

    Policy liabilities                       $  23,683,187     $  23,132,411

    Debt:

       Commercial paper borrowings                 528,375           453,442

    Obligations under repurchase

     agreements                                    375,555           499,227

    Income tax liabilities                         509,028           430,795

    Accrued expenses and other

     liabilities                                   494,519           468,626

    Separate account liabilities                 1,915,709         1,784,821



                                                27,506,373        26,769,322



    Capital securities                             300,000           300,000



    Stockholders' equity:

    Common stock and paid in capital               177,260           180,120

    Retained earnings                            2,864,172         2,749,823

    Accumulated other comprehensive

     income  - net unrealized gains on

     securities                                    830,343           610,029



                                                 3,871,775         3,539,972



                                             $  31,678,148     $  30,609,294





    Components of Equity (Dollars in thousands except share amounts)



    Common stock and paid in capital         $     177,260     $     180,120

    Retained earnings                            2,864,172         2,749,823

    Net unrealized gains

        Bonds, net of DAC, VOBA and taxes          553,918           370,399

        Equities, net of taxes                     276,425           239,630

            Total unrealized gains                 830,343           610,029

    Stockholders' equity                     $   3,871,775     $   3,539,972



    Shares Outstanding                         141,789,519       142,798,768



    Per share                                $       27.31     $       24.79



    Per share excluding unrealized gains     $       21.45     $       20.52









                   Jefferson-Pilot Corporation and Subsidiaries

                  Consolidated Statements of Income (Unaudited)









    (Dollars in

    thousands except         Three Months Ended            Six Months Ended

    share amounts)   June 30, 2003  June 30, 2002  June 30, 2003 June 30, 2002



    Revenue:

    Premiums and

     other

     considerations    $  238,951     $  213,133     $  469,776    $  414,099

    UL & investment

     product charges      187,514        177,684        382,985       349,010

    Investment income,

     net of expenses      412,455        403,111        819,810       807,053

    Realized

     investment gains      20,222          4,377          1,154        38,012

    Communications sales   50,674         49,972        100,777        98,066

    Broker-dealer concessions

     and other             24,634         29,407         48,215        56,594



       Total Revenue      934,450        877,684      1,822,717     1,762,834



    Benefits and Expenses:

    Insurance and annuity

     benefits             523,887        495,005      1,045,140       980,664

    Insurance commissions,

     net of deferrals      24,603         32,322         49,593        63,295

    General and administrative

     expenses, net of

     deferrals             38,467         35,249         69,873        68,950

    Insurance taxes,

     licenses and fees     18,444         19,887         39,609        39,570

    Amortization of policy

     acquisition costs and

     value of business

     acquired              81,653         69,055        163,190       132,329

    Communications

     operations            27,536         27,842         62,281        61,502



        Total Benefits

         and Expenses     714,590        679,360      1,429,686     1,346,310



    Income before taxes   219,860        198,324        393,031       416,524

    Income taxes           73,559         66,909        131,534       139,396



    Net income            146,301        131,415        261,497       277,128



    Dividends on capital

     securities            (6,142)        (6,142)       (12,283)      (12,283)



    Net income available to

     common

     stockholders      $  140,159     $  125,273     $  249,214    $  264,845





    Average number of

     shares

     outstanding      142,038,270    149,370,907    142,419,088   149,733,120



    Average number of shares

     outstanding - assuming

     dilution         143,055,368    151,033,862    143,356,737   151,417,288







    Earnings Per Share



    Income before gains

     from sale of

     investments      $      0.90     $     0.82     $     1.74    $     1.60



    Gains from sale of

     investments, net

     of income taxes         0.09           0.02           0.01          0.17



    Earnings Per

     Share            $      0.99     $     0.84     $     1.75    $     1.77



    Income before gains

     from sale of investments

     - assuming

     dilution         $      0.89     $     0.81     $     1.73    $     1.59



    Earnings Per Share -

     Assuming

     Dilution         $      0.98     $     0.83     $     1.74    $     1.75









                 Jefferson-Pilot  Corporation  and  Subsidiaries

                Consolidated Statements of Cash Flows (Unaudited)



                                 Three Months Ended        Six Months Ended

                               June 30,        June 30,   June 30,  June 30,

    (In Thousands)               2003           2002       2003       2002





    Cash Flows from Operating Activities:



    Net income               $  146,301    $  131,415  $  261,497 $  277,128

    Adjustments to reconcile net

     income to net cash

     provided by operating activities:

      Change in policy

       liabilities               52,078        10,001      93,242     22,711

      Net amount credited to

       policyholder accounts     31,706        43,952      47,992     84,589

      Net deferral of policy

       acquisition costs        (50,287)      (73,407)   (118,284)  (138,635)

      Net amortization of value of

       business acquired         14,118        22,106      30,881     39,704

      Other                     (68,923)      (93,351)    (94,903)  (178,191)



    Net cash provided by

     operations                 124,993        40,716     220,425    107,306



    Cash Flows from Investing

     Activities:

    Securities and loans purchased

     and sold                  (292,111)     (189,401)   (476,478)  (644,356)

    Other investing activities   (1,614)       (6,096)      1,596     (9,065)



    Net cash used in investing

     activities                (293,725)     (195,497)   (474,882)  (653,421)



    Cash Flows from Financing

     Activities:

    Policyholder contract

     deposits                   546,127       727,400   1,183,236  1,352,168

    Policyholder contract

     withdrawals               (343,777)     (359,553)   (748,352)  (684,782)

    Net borrowings

     (repayments)                33,860       (72,567)    (48,739)   (18,810)

    Net repurchase of common

     shares                     (15,964)     (115,737)    (45,823)  (112,196)

    Cash dividends to common and

     preferred stockholders     (53,032)      (51,278)   (102,427)   (98,716)

    Other                           656           896       1,843      3,550



    Net cash provided by financing

     activities                 167,870       129,161     239,738    441,214



    Decrease in cash and cash

     equivalents                   (862)      (25,620)    (14,719)  (104,901)

    Cash and cash equivalents at

     beginning of period         52,920        60,183      66,777    139,464



    Cash and cash equivalents at end

     of period                $  52,058     $  34,563   $  52,058  $  34,563



    Supplemental Cash Flow

     Information:

    Income taxes paid         $ 125,610     $ 102,533   $ 166,933  $ 121,120



    Interest paid on

     borrowed money           $   3,771     $   4,711   $   7,190  $  13,972







                   Jefferson-Pilot Corporation and Subsidiaries

                             Business Segment Results

                                   (Unaudited)







    Individual Products (In Thousands)



    The Individual Products distribution system offers a wide array of life insurance products to individuals and employers through captive agents

   (career and home service agency forces), independent agents (recruited through independent marketing organizations and a regional marketing network) and financial institutions.  Reportable segment results were:





                             Three Months Ended           Six Months Ended

                                  June 30                     June 30

                             2003          2002          2003          2002

     Life premiums and

      other

      considerations      $  42,009     $  45,642     $  86,175     $  92,814

     UL and investment

      product charges       185,077       174,290       378,249       342,565

     Investment

      income, net of

      expenses              228,977       229,250       456,052       459,198

     Other income             1,541         1,807         2,952         3,592

     Total revenues         457,604       450,989       923,428       898,169

     Policy benefits        266,442       264,842       540,762       536,178

     Expenses                76,787        71,094       151,385       139,691

     Total benefits

      and expenses          343,229       335,936       692,147       675,869

     Reportable

      segment results

      before income

      taxes                 114,375       115,053       231,281       222,300

     Provision for

      income taxes           40,031        40,268        80,948        77,805

     Reportable

      segment results     $  74,344     $  74,785     $ 150,333     $ 144,495





     Operating Measures



     Annualized equivalent life

      insurance premiums:

       -Individual Markets

         Excl. Community

         Banks and BOLI   $  49,360     $  51,647     $ 105,682     $  90,413

       -Community Banks and

         BOLI                    --        19,592         5,120        42,183

                          $  49,360     $  71,239     $ 110,802     $ 132,596



     Average UL

      policyholder fund

      balances          $10,507,662    $9,778,948   $10,429,723    $9,644,719

     Average VUL separate

      account assets      1,166,356     1,289,788     1,136,081     1,310,885

          Total         $11,674,018   $11,068,736   $11,565,804   $10,955,604



     Average Face Amount of

      Insurance In Force:

       - Total         $164,139,000  $160,749,000  $163,950,000  $160,129,000

       - UL-Type

          Contracts    $122,716,000  $119,174,000  $122,479,000  $118,684,000



     Average assets     $16,977,002   $16,300,972   $16,863,588   $16,260,004









                   Jefferson-Pilot Corporation and Subsidiaries

                             Business Segment Results

                                   (Unaudited)





    Annuity and Investment Products (In Thousands)



    Annuity and Investment Products (referred to as AIP) offers fixed and variable annuities and investment products through proprietary and independent agents, financial institutions, investment professionals and broker-dealers.  Reportable segment results were:





                                   Three Months Ended       Six Months Ended

                                        June 30                 June 30

                                    2003        2002        2003        2002

      Investment product

       charges and premiums     $   2,466   $   2,980   $   4,506   $   6,598

      Investment income, net

       of expenses                147,387     140,886     292,865     281,516

      Broker-dealer

       concessions and other       23,090      27,215      45,280      52,622

      Total revenues              172,943     171,081     342,651     340,736



      Policy benefits

       (including interest

       credited)                  103,692     103,157     207,267     203,559

      Expenses                     36,094      38,180      69,548      74,584



      Total benefits and

       expenses                   139,786     141,337     276,815     278,143



      Reportable segment

       results before income

       taxes                       33,157      29,744      65,836      62,593

      Provision for income

       taxes                       11,631      10,411      23,095      21,908



      Reportable segment

       results                 $   21,526  $   19,333  $   42,741  $   40,685





      Operating Measures



      Fixed annuity premium

       sales                   $  132,336  $  255,323  $  247,675  $  441,747

      Variable annuity premium

       sales                          589       1,864       1,630       6,928

           Total               $  132,925  $  257,187  $  249,305  $  448,675



      Investment product

       sales                   $  662,922  $  773,001  $1,277,587  $1,516,877



      Average Fund Balances :

      Fixed annuity            $8,319,515  $7,674,120  $8,280,770  $7,603,257

      Variable annuity            335,893     454,759     335,630     473,836

         Total annuity         $8,655,408  $8,128,879  $8,616,400  $8,077,093



      Effective investment

       spreads for fixed

       annuities                     1.88%       1.82%       1.89%       1.83%



      Fixed annuity surrenders

       as a % of beginning

       fund balance                   7.8%       10.2%        7.9%        9.8%



      Fixed annuity general and

       administrative expenses

       as a % of average

       invested assets               0.17%       0.21%       0.19%       0.22%



      Average assets           $9,449,064  $8,962,901  $9,426,736  $8,898,765









                   Jefferson-Pilot Corporation and Subsidiaries

                             Business Segment Results

                                   (Unaudited)







    Benefit Partners (In Thousands)



    Benefit Partners offers group non-medical products such as term life,

    disability and dental insurance to the employer marketplace.  These non-

    medical products are marketed primarily through a national distribution system of regional group offices.  These offices develop business through employee benefit firms, brokers, third party administrators and other employee benefit providers.  Reportable segment results were:



                                   Three Months Ended       Six Months Ended

                                        June 30                  June 30

                                  2003          2002        2003        2002

      Premiums and other

       considerations         $  191,322   $  162,064  $  373,114  $  310,403

      Investment income, net of

       expenses                   16,514       14,565      32,396      29,587



      Total revenues             207,836      176,629     405,510     339,990



      Policy benefits            147,831      120,840     285,489     230,067

      Expenses                    40,765       36,521      82,447      70,786



      Total benefits and

       expenses                  188,596      157,361     367,936     300,853



      Reportable segment results

       before income taxes        19,240       19,268      37,574      39,137

      Provision for income

       taxes                       6,734        6,744      13,151      13,698



      Reportable segment

       results                $   12,506   $   12,524  $   24,423  $   25,439





      Operating Measures



      Life, Disability and Dental:

          Annualized sales    $   39,764   $   36,451  $  112,725  $   92,552

          Loss Ratio                74.7%        73.1%       74.3%       72.4%



      Total expenses, % of

       premiums                     21.4%        22.7%       22.2%       22.9%









                   Jefferson-Pilot Corporation and Subsidiaries

                             Business Segment Results

                                   (Unaudited)







    Communications (In Thousands)



    Jefferson-Pilot Communications Company operates television and radio broadcast properties and produces syndicated sports and entertainment programming.  Reportable segment results were:



                                         Three Months Ended Six Months Ended

                                              June 30            June 30

                                           2003     2002      2003     2002

       Communications sales              $ 50,674 $ 49,972 $ 101,152 $ 98,615

       Operating costs and expenses        27,536   27,842    62,281   61,502

       Broadcast cash flow                 23,138   22,130    38,871   37,113

       Depreciation and amortization        2,087    1,880     4,190    3,788

       Corporate general and

        administrative expenses             1,155    1,851     2,645    3,191

       Net interest expense and other         561      761     1,149    1,548

       Reportable segment results before

        income taxes                       19,335   17,638    30,887   28,586

       Provision for income taxes           7,762    7,127    12,250   11,530

       Reportable segment results        $ 11,573 $ 10,511 $  18,637 $ 17,056





    Corporate and Other (In Thousands)



    Activities of the parent company and passive investment affiliates,

    surplus of the life insurance subsidiaries not otherwise allocated to the reportable segments including earnings thereon, financing expenses on corporate debt and debt securities including capital securities, and federal and state income taxes not otherwise allocated to business segments are reported in the "Corporate and Other" category.  Reportable segment results were:





                                           Three Months Ended Six Months Ended

                                                June 30           June 30

                                             2003     2002     2003     2002

       Earnings on investments and other

        income                            $ 22,247 $ 22,091 $ 43,853 $ 43,089

       Interest expense on debt and

        Exchangeable Securities             (2,110)  (2,536)  (4,603)  (4,962)

       Operating expenses                   (6,608)  (7,309) (12,954) (12,231)

       Provision for income taxes             (321)    (829)  (1,683)  (1,151)

                                            13,208   11,417   24,613   24,745

       Dividends on Capital Securities      (6,142)  (6,142) (12,283) (12,283)

       Reportable segment results            7,066    5,275   12,330   12,462

       Realized investment gains, net       13,144    2,845      750   24,708

       Reportable segment results,

        including net realized gains      $ 20,210 $  8,120 $ 13,080 $ 37,170





    Assets by Segment (In Millions)



      Individual Products                                   $ 17,124 $ 16,319

      Annuity and Investment Products                          9,487    9,022

      Benefit Partners                                           980      852

      Communications                                             201      197

      Corporate and Other                                      3,886    3,268

      Total Assets                                          $ 31,678 $ 29,658









                  Jefferson-Pilot Corporation and Subsidiaries

                 Quarterly Financial Results by Business Segment

                                   (Unaudited)







                                June 30,  Mar 31,  Dec 31,  Sept 30, June 30,

    (In millions)                2003       2003     2002      2002     2002



    Revenues

     Individual               $  457.6   $  465.8 $  464.3  $  459.2 $  451.0

     AIP                         172.9      169.7    175.1     170.5    171.1

     Benefit Partners            207.8      197.7    178.3     180.0    176.6

     Communications               50.1       49.9     61.2      49.2     49.2

     Corporate and Other          25.9       24.3     21.4      18.0     25.4

     Realized investment gains

      (losses)                    20.2      (19.1)   (63.8)      3.8      4.4

          Total revenues      $  934.5   $  888.3 $  836.5  $  880.7 $  877.7



    Reportable Segment Results

     Individual               $   74.3   $   76.0 $   74.7  $   73.9 $   74.8

     AIP                          21.5       21.2     20.7      18.9     19.3

     Benefit Partners             12.5       11.9     12.8       9.2     12.5

     Communications               11.6        7.1     13.0       9.8     10.5

     Corporate and Other          13.2       11.4     (6.4)     10.7     11.5

                                 133.1      127.6    114.8     122.5    128.6



     Preferred stock dividends    (6.1)      (6.1)    (6.1)     (6.1)    (6.1)



    Total Reportable Segment

     Results                     127.0      121.5    108.7     116.4    122.5



     Realized gains (losses), net of

      tax                         13.1      (12.4)   (42.1)      2.4      2.8



    Reportable Segment Results

     including Realized Gains

     (Losses)                 $  140.1   $  109.1  $  66.6  $  118.8 $  125.3



    Earnings Per Share

     Income before gains (losses)

      from sale of

      investments             $   0.90   $   0.85  $  0.76  $   0.81 $   0.82

     Earnings Per Share       $   0.99   $   0.76  $  0.47  $   0.82 $   0.84



    Income before gains (losses)

     from sale of investments -

     assuming dilution        $   0.89   $   0.85  $  0.75  $   0.80 $   0.81

    Earnings Per Share - assuming

     dilution                 $   0.98   $   0.76  $  0.46  $   0.81 $   0.83







                  Jefferson-Pilot Corporation and Subsidiaries

                 Quarterly Financial Results by Business Segment

                                   (Unaudited)







                                         Mar 31,   Dec 31,  Sept 30,  June 30,

   (In millions)                           2002      2001     2001     2001



    Revenues

     Individual                          $ 447.2   $ 441.7  $ 428.8  $ 425.9

     AIP                                   169.7     170.8    158.7    159.4

     Benefit Partners                      163.4     158.1    156.7    144.2

     Communications                         47.9      53.1     45.3     47.2

     Corporate and Other                    23.4      23.6     31.6     21.3

     Realized investment gains (losses)     33.6     (45.1)    24.2     30.1

          Total revenues                 $ 885.2   $ 802.2  $ 845.3  $ 828.1



    Reportable Segment Results

     Individual                          $  69.7   $  78.6  $  70.0  $  76.5

     AIP                                    21.4      19.3     17.3     19.0

     Benefit Partners                       12.9      11.5     12.0     10.5

     Communications                          6.5       9.9      8.2      8.7

     Corporate and Other                    13.3      11.4     16.4      6.1

                                           123.8     130.7    123.9    120.8



     Preferred stock dividends              (6.1)     (6.1)    (6.1)    (6.1)



    Total Reportable Segment Results       117.7     124.6    117.8    114.7



     Realized gains (losses), net of tax    21.9     (28.2)    15.8     19.6



    Reportable Segment Results

     including Realized Gains (Losses)   $ 139.6   $  96.4  $ 133.6  $ 134.3



    Earnings Per Share

        Income before gains (losses) from

         sale of investments             $  0.78   $  0.83  $  0.78  $  0.75

        Earnings Per Share               $  0.93   $  0.64  $  0.88  $  0.88



        Income before gains (losses) from

         sale of investments -

         assuming dilution               $  0.78   $  0.82  $  0.77  $  0.75

        Earnings Per Share - assuming

         dilution                        $  0.92   $  0.64  $  0.87  $  0.87







    The following classification will now be utilized to examine individual product operation measures.

    Sequential data has been provided for comparative purposes.





                               June 30,  Mar 31,  Dec 31,  Sept 30,  June 30,

    (In thousands)               2003     2003      2002     2002      2002



    Annualized equivalent life

     insurance premiums:

      Individual Markets Excluding

       Community Banks and

       BOLI                   $ 49,360  $ 56,031 $ 60,190  $ 51,726  $ 51,647

      Community Banks and

       BOLI                         --     5,411    8,470     7,350    19,592

                              $ 49,360  $ 61,442 $ 68,660  $ 59,076  $ 71,239







                                         Mar 31,  Dec 31,  Sept 30,  June 30,

    (In thousands)                         2002     2001     2001     2001



    Annualized equivalent life insurance

     premiums:

      Individual Markets Excluding

       Community Banks and BOLI        $ 38,766  $ 42,244  $ 34,580  $ 32,065

      Community Banks and BOLI           22,591    25,057    15,866    19,316

                                       $ 61,357  $ 67,301  $ 50,446  $ 51,381







                   Jefferson-Pilot Corporation and Subsidiaries

                          Investment Summary (Unaudited)

                                  (in Thousands)







                                            June 30, 2003   December 31, 2002

    Allocation of Invested Assets          Amount  Percent     Amount  Percent



    Cash and cash equivalents         $    52,058    0.3%  $    66,777   0.3%

    Bonds                              20,146,142   79.7%   19,476,765  80.0%

    Preferred stocks                       27,613    0.1%       25,937   0.1%

    Common stocks, unaffiliated           710,874    2.8%      406,956   1.7%

    Mortgages loans (net)               3,266,825   12.9%    3,294,258  13.5%

    Real estate (net)                     131,102    0.5%      132,927   0.5%

    Policy loans and other                934,282    3.7%      941,800   3.9%

    Invested assets                   $25,268,896  100.0%  $24,345,420   100%





                                          June 30, 2003      December 31, 2002

    Bond Portfolio                      Amount    Percent    Amount    Percent



    U.S. Government                  $   270,442    1.3%  $   367,349    1.9%

    Mortgage-backed                    4,415,175   21.9%    5,386,570   27.7%

    Private placements                 4,304,556   21.4%    4,073,829   20.9%

    Public - corporates               11,155,969   55.4%    9,649,017   49.5%

    Total bonds                      $20,146,142  100.0%  $19,476,765  100.0%



    Yield to maturity                       6.59%                6.94%

    Average life                            6.39                 6.22

    Duration                                4.57                 4.00



    Average Quality                           A2                   A1







                                         June 30, 2003      December 31, 2002

    Bond Portfolio Quality              Amount    Percent    Amount    Percent

        NAIC Rating         S&P

                         Equivalent

             1            AAA - A    $12,064,639   59.9%  $12,354,785   63.4%

             2              BBB        6,570,477   32.6%    5,837,437   30.0%

            3-6         BB and lower   1,511,026    7.5%    1,284,543    6.6%

        Total Bonds                  $20,146,142  100.0%  $19,476,765  100.0%







    Fixed Maturity Securities Unrealized

    Gains (Losses)                           June 30, 2003   December 31, 2002



    Gross unrealized gains                      $1,636,414        $1,350,428

    Gross unrealized (losses)                     (131,176)         (287,424)

    Net unrealized gains (losses)               $1,505,238        $1,063,004





    Mortgage Loan Portfolio                  June 30, 2003  December 31, 2002



    Yield to maturity                                 7.85%              7.90%

    Average maturity                                  6.85               7.14

     Total delinquent loans and loans in

      foreclosure at amortized cost             $    6,402        $    11,931

    Delinquent loans as a percent of

     total ML                                         0.20%              0.36%

    Net book value of real estate

     acquired in satisfaction of mortgage

     indebtedness                               $    3,400        $     3,400







                                              Second Quarter    Second Quarter

    Realized Investment Gains/(Losses)               2003              2002



    Stock gains                                 $   13,835        $   42,137

    Bond gains                                      22,480             9,495

    Bond losses from sales and calls                (1,941)           (7,063)

    Bond losses from writedowns                    (12,088)          (39,473)

    Other gains and losses (net)                      (108)           (1,038)

    Total pretax gains (losses)                     22,178             4,058

    Tax                                             (7,077)           (1,532)

    DAC amortization                                (1,957)              320

    Total gains (losses) after tax and

     DAC amortization                           $   13,144        $    2,846







                   Jefferson-Pilot Corporation and Subsidiaries

                       Insurance Segments Expense Analysis

                                  (In Thousands)



                                   Three Months Ended       Six Months Ended

                                        June 30                  June 30

                                   2003         2002        2003        2002

      Individual Products

       Commissions              $  66,415    $ 67,385   $ 145,599   $ 130,476

       General and administrative

        expenses                   32,694      32,367      62,790      62,771

       Taxes, licenses and fees    12,512      13,915      27,409      28,605

           Total commissions and

            expenses incurred     111,621     113,667     235,798     221,852

       Less commissions and expenses

        capitalized               (79,520)    (81,199)   (174,723)   (156,367)

       Amortization of DAC and

        VOBA                       44,686      38,626      90,310      74,206

           Net expense          $  76,787    $ 71,094   $ 151,385   $ 139,691



      Annuity and Investment Products

       Commissions - insurance

        companies               $   6,955    $ 11,963   $  13,009   $  23,128

       Commissions - broker/dealer 19,190      22,971      37,261      44,470

       General and administrative

        expenses                    6,281       7,479      12,707      14,300

       Taxes, licenses and fees       795         789       1,515       1,531

           Total commissions and

            expenses incurred      33,221      43,202      64,492      83,429

       Less commissions and expenses

        capitalized                (9,231)    (15,168)    (18,548)    (29,807)

       Amortization of DAC and

        VOBA                       12,104      10,146      23,604      20,962

           Net expense          $  36,094    $ 38,180   $  69,548   $  74,584



      Benefit Partners

       Commissions              $  21,539    $ 18,455   $  42,360   $  36,137

       General and administrative

        expenses                   18,214      16,746      37,656      33,559

       Taxes, licenses and fees     5,061       5,031      10,324       9,024

           Total commissions and

            expenses incurred      44,814      40,232      90,340      78,720

       Less commissions and expenses

        capitalized               (28,909)    (23,990)    (57,161)    (45,085)

       Amortization of DAC and

        VOBA                       24,860      20,279      49,268      37,151

           Net expense          $  40,765    $ 36,521   $  82,447   $  70,786







                   Jefferson-Pilot Corporation and Subsidiaries

                       DAC and VOBA Balance Sheet Analysis

                                  (In Thousands)



                                 Three Months Ended       Six Months Ended

                                      June 30                 June 30

                                  2003        2002        2003        2002



      Balance, beginning of

       period                  $2,067,710  $2,169,713  $2,027,317  $2,069,570

      Amount capitalized          117,822     120,357     250,593     231,261

      Amortization expense        (81,653)    (69,055)   (163,190)   (132,329)

      Adjustment for capital

       gains and losses            (1,957)        320      (2,920)        238

      Adjustment for FAS 115      (95,162)   (150,810)   (105,040)    (98,215)

      Balance, end of period   $2,006,760  $2,070,525  $2,006,760  $2,070,525







                 Jefferson-Pilot Corporation and Subsidiaries







    Shareholder Information



    Listed NYSE: JP



    Composite Stock Prices and Dividends (Adjusted for 50% stock dividends effected 04/09/01 and 04/13/98)







                  High          Low           Close       Cash Dividend



    2Q03         43.20         38.34          41.46           0.330

    1Q03         40.93         35.75          38.48           0.303

    2002         53.00         36.35          38.11           1.184

    2001         49.67         38.00          46.27           1.072

    2000         50.59         33.25          49.83           0.960

    1999         53.09         40.79          45.50           0.857

    1998         52.25         32.45          50.00           0.770







    Transfer Agent and Dividend Reinvestment Agent



    Wachovia Bank                      Phone:  800/829-8432

    Dividend Reinvestment Service      Fax: 704/590-7618

    1525 West W.T. Harris Blvd., 3C3   Email: equityservices@wachovia.com

    Charlotte, NC 28288-1153





    Investor Relations



    Jefferson-Pilot Corporation        Phone: 336/691-3379

    Investor Relations - Dept. 3607

    P.O. Box 21008

    Greensboro, NC 27420

    investor.relations@jpfinancial.com



    Corporate Website



    www.jpfinancial.com



SOURCE  Jefferson-Pilot Corporation

    -0-                             07/28/2003

    /CONTACT:  John T. Still, III of Jefferson-Pilot Corporation,

+1-336-691-3382/

    /Web site:  http://www.jpfinancial.com/

    (JP)



CO:  Jefferson-Pilot Corporation

ST:  North Carolina

IN:  INS PUB

SU:  ERN